     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 23, 1999


                                                      REGISTRATION NO. 333-72291
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 2

                                       TO
                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1993
                            ------------------------
                                  CONOCO INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                   600 NORTH DAIRY ASHFORD                   51-0370352
     (State of incorporation)             HOUSTON, TEXAS 77079                 (I.R.S. Employer
                                             (281) 293-1000                  Identification No.)
                                   (Address, including zip code, and
                                    telephone number, including area
                                                 code,
                                       of registrant's principal
                                           executive offices)

                                R. A. HARRINGTON
               SENIOR VICE PRESIDENT, LEGAL, AND GENERAL COUNSEL
                                  CONOCO INC.
                            600 NORTH DAIRY ASHFORD
                              HOUSTON, TEXAS 77079
                                 (281) 293-1000
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                            ------------------------
                                   Copies to:

                  WALTER J. SMITH                                      JOHN W. WHITE
              J. DAVID KIRKLAND, JR.                              CRAVATH, SWAINE & MOORE
               BAKER & BOTTS, L.L.P.                                 825 EIGHTH AVENUE
               3000 ONE SHELL PLAZA                              NEW YORK, NEW YORK 10019
                   910 LOUISIANA                                      (212) 474-1000
             HOUSTON, TEXAS 77002-4995
                  (713) 229-1234

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
                                                                 PROPOSED MAXIMUM
                                                                    AGGREGATE                    AMOUNT OF
    TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED          OFFERING PRICE(1)             REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
Debt Securities(2)........................................        $4,000,000,000               $1,112,000(3)
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------



(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. In no event will the aggregate initial offering price of all Debt Securities issued from time to time pursuant to this Registration Statement exceed $4,000,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. If any Debt Securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price of up to $4,000,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies, less the dollar amount of any Debt Securities previously issued hereunder.

(2) There is also being registered hereunder an indeterminate principal amount of Debt Securities as may be issuable upon conversion, redemption, exchange or exercise of the Debt Securities registered hereunder, including any applicable antidilution provisions.

(3) A filing fee of $278,000 has previously been paid. The Registrant is registering an additional $3,000,000,000 aggregate initial offering price of Debt Securities, and an additional fee of $834,000 is being paid herewith.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                  SUBJECT TO COMPLETION, DATED MARCH 23, 1999


PROSPECTUS

LOGO

CONOCO INC.
600 North Dairy Ashford
Houston, Texas 77079
(281) 293-1000


                                 $4,000,000,000

                                DEBT SECURITIES

         -----------------------------------------------------------------------

  We will provide the specific terms of the securities in supplements to this prospectus.
You should read this prospectus and any supplement carefully before you invest.

         -----------------------------------------------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 1999

                               TABLE OF CONTENTS

About This Prospectus.......................................    2
Where You Can Find More Information.........................    2
Forward-Looking Information.................................    4
About Conoco................................................    4
Use of Proceeds.............................................    5
Ratio of Earnings to Fixed Charges..........................    5
Description of Debt Securities..............................    5
Plan of Distribution........................................   14
Legal Opinions..............................................   15
Experts.....................................................   15

                             ABOUT THIS PROSPECTUS


     This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using a "shelf" registration process. Using this process, we may offer the securities described in this prospectus in one or more offerings with a total initial offering price of up to $4,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement. The prospectus supplement and any pricing supplement will describe the specific terms of that offering. The prospectus supplement and any pricing supplement may also add, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any pricing supplement, in addition to the information contained in the documents we refer to under the heading "Where You Can Find More Information."


                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices located at Seven World Trade Center, New York, New York 10048, and at 500 West Madison Street, Chicago, Illinois 60661. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 or by visiting our Web site at http://www.conoco.com.

     This prospectus is part of a registration statement we have filed with the SEC relating to the debt securities. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and schedules for more information about us and our debt securities. The registration statement, exhibits and schedules are available at the SEC's Public Reference Room or through its Web site.


     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future filings we make with the SEC under Section 13(a), 13(c), 14 or

15(d) of the Securities Exchange Act of 1934 until we sell all the debt securities. The documents we incorporate by reference are:



     - our annual report on Form 10-K for the year ended December 31, 1998, as amended on March 12, 1999



     - our current report on Form 8-K as filed with the SEC on March 23, 1999


     You may request a copy of these filings (other than an exhibit to those filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

        Conoco Inc.
        600 North Dairy Ashford
        Houston, Texas 77079
        Attention: Capital Markets
        Telephone: (281) 293-2648

     YOU SHOULD RELY ONLY ON THE INFORMATION WE HAVE PROVIDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANY PERSON (INCLUDING ANY SALESMAN OR BROKER) TO PROVIDE INFORMATION OTHER THAN THAT PROVIDED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE DOCUMENT.

                          FORWARD-LOOKING INFORMATION

     This prospectus, including the information we incorporate by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify our forward-looking statements by the words "expects," "intends," "plans," "projects," "believes," "estimates" and similar expressions.

     We have based the forward-looking statements relating to our operations on our current expectations, estimates and projections about us and the petroleum industry in general. We caution you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, our actual outcomes and results may differ materially from what we have expressed or forecast in the forward-looking statements. Any differences could result from a variety of factors, including the following:


     - fluctuations in crude oil and natural gas prices and refining and marketing margins


     - failure or delays in achieving expected production from oil and gas development projects

     - uncertainties inherent in predicting oil and gas reserves and oil and gas reservoir performance

     - lack of exploration success

     - disruption or interruption of our production facilities due to accidents or political events

     - international monetary conditions and exchange controls

     - liability for remedial actions under environmental regulations

     - disruption to our operations due to untimely or incomplete resolution of Year 2000 issues by us or other entities

     - liability resulting from litigation

     - world economic and political conditions

     - changes in tax and other laws applicable to our business

                                  ABOUT CONOCO

     Conoco Inc. is a major, integrated, international energy company operating in 40 countries worldwide. We were founded in 1875 and are involved in both the "Upstream" and "Downstream" segments of the petroleum business. Upstream activities include exploring for and developing, producing and selling crude oil, natural gas and natural gas liquids. Downstream activities include refining crude oil and other feedstocks into petroleum products, buying and selling crude oil and refined products and transporting, distributing and marketing petroleum products.

     In this prospectus, we refer to Conoco Inc., its wholly owned and majority owned subsidiaries and its ownership interest in equity affiliates as "we," unless the context clearly indicates otherwise. Our ownership interest in equity affiliates includes corporate entities, partnerships, limited liability companies and other ventures in which we exert significant influence by virtue of our ownership interest, typically between 20 and 50 percent.

                                USE OF PROCEEDS

     Unless we inform you otherwise in the prospectus supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes. These purposes may include repayment and refinancing of debt (including debt owed to E. I. du Pont de Nemours and Company), acquisitions, working capital, capital expenditures and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

                       RATIO OF EARNINGS TO FIXED CHARGES

     Our ratio of earnings to fixed charges for each of the periods shown is as follows:

                                                                 YEAR ENDED DECEMBER 31,
                                                            ----------------------------------
                                                            1998   1997    1996    1995   1994
                                                            ----   -----   -----   ----   ----
Ratio of earnings to fixed charges........................  3.2x   12.9x   11.6x   7.3x   7.3x
Ratio of earnings before special items to fixed charges...  4.6x   12.4x   11.5x   7.7x   8.0x

     We have computed the ratios of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, "earnings" consist of income before income taxes and extraordinary items and fixed charges. "Fixed charges" consist of interest expense, capitalized interest, amortization of debt expense and that portion of annual rental expense we have deemed to represent the interest factor.


     For the ratio of earnings before special items to fixed charges, we have excluded special items from the computation of earnings. Special items are material nonrecurring items and generally consist of asset sales, property impairments, tax rate changes, employee separation costs, inventory write-downs, environmental insurance litigation recoveries, environmental litigation charges and, in 1998, stock option provision. For more information about our special items, please read "Results of Operations -- Special Items" beginning on page 45 in Item 7 of our annual report on Form 10-K for the year ended December 31, 1998, as amended on March 12, 1999.


                         DESCRIPTION OF DEBT SECURITIES

     The debt securities covered by this prospectus will be our general unsecured obligations. The debt securities will be issued under an indenture between us and a trustee that we will name in the prospectus supplement.

     We have summarized selected provisions of the indenture and the debt securities below. This summary is not complete. We have filed the form of the indenture with the SEC as an exhibit to the registration statement, and you should read the indenture for provisions that may be important to you.

     In this summary description of the debt securities, all references to us mean Conoco Inc. only, unless we state otherwise or the context clearly indicates otherwise.

GENERAL

     The debt securities will constitute senior debt and will rank equally with all of our unsecured and unsubordinated debt. The indenture does not limit the amount of debt that we may issue under the indenture, nor does it limit the amount of other unsecured debt or securities that we may issue. We may issue debt securities under the indenture from time to time in one or more series, each in an amount we authorize prior to issuance.

     We currently conduct substantially all our operations through our subsidiaries, and our subsidiaries generate substantially all our operating income and cash flow. As a result, distributions or advances from our subsidiaries are the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries' financial condition and operating requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations, including payments on the debt securities. In addition, holders of the debt securities will have a junior position to the claims of creditors of our subsidiaries on their assets and earnings.

     Other than the restrictions on liens and sale/leaseback transactions described below, the indenture and the debt securities do not contain any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction. The indenture and the debt securities also do not contain provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of a decline in our credit ratings resulting from a takeover, recapitalization or similar restructuring or otherwise.

     The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

     - The title of the debt securities

     - The total principal amount of the debt securities

     - Whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depository on behalf of holders

     - The date or dates on which the principal of and any premium on the debt securities will be payable

     - Any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments

     - Whether and under what circumstances any additional amounts with respect to the debt securities will be payable

     - The place or places where payments on the debt securities will be payable

     - Any provisions for optional redemption or early repayment

     - Any provisions that would obligate us to redeem, purchase or repay debt securities

     - The denominations in which we will issue the debt securities

     - Whether payments on the debt securities will be payable in foreign currency or currency units or another form and whether payments will be payable by reference to any index or formula

     - The portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount

     - Any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations

     - Any changes or additions to the events of default or covenants described in this prospectus

     - Any restrictions or other provisions relating to the transfer or exchange of debt securities

     - Any terms for the conversion or exchange of the debt securities for other securities of us or any other entity

     We may sell the debt securities at a discount (which may be substantial) below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. We will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

     If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

RESTRICTIVE COVENANTS

     We have agreed to two principal restrictions on our activities for the benefit of holders of the debt securities. The restrictive covenants summarized below will apply to a series of debt securities (unless waived or amended) as long as any of those debt securities are outstanding, unless the prospectus supplement for the series states otherwise. We have used in this summary description capitalized terms that we have defined below under "-- Glossary." In this description of the covenants only, all references to us mean Conoco Inc. and its principal domestic subsidiaries, unless the context clearly indicates otherwise. Our principal domestic subsidiaries are those that have substantially all their assets in the United States and that own a Principal Property.

     Limitation on Liens

     We have agreed that we will issue, assume or guarantee debt for borrowed money secured by a lien upon a Principal Property or shares of stock or debt of any of our principal domestic subsidiaries only if we secure the debt securities equally and ratably with or prior to the debt secured by that lien. If we so secure the debt securities, we have the option to secure any of our other debt or obligations equally and ratably with or prior to the debt secured by the lien and, accordingly, equally and ratably with the debt securities. This covenant has exceptions that permit:

          (a) Liens existing on the date we first issue a series of debt securities

          (b) Liens on the property, assets, stock, equity or debt of any entity existing at the time we acquire that entity or its property or at the time the entity becomes a principal domestic subsidiary

          (c) Liens on assets either:

           - existing at the time we acquire the assets

           - securing all or part of the cost of acquiring, constructing, improving, developing or expanding the assets or

           - securing debt to finance the purchase price of the assets or the cost of constructing, improving, developing or expanding the assets that was incurred before, at or within 12 months after the acquisition or completion of the assets or their commencing commercial operation

          (d) Liens on specific assets to secure debt incurred to provide funds for the cost of exploration, drilling or development of those assets

          (e) Intercompany liens in favor of us

          (f) Liens securing industrial development, pollution control or other revenue bonds of a domestic government entity

          (g) Statutory or other liens arising in the ordinary course of our business and relating to amounts that are not yet delinquent or that we are contesting in good faith

          (h) Any extensions, substitutions, replacements or renewals of the above-described liens or any debt secured by these liens if both

           - the new lien is limited to the property (plus any improvements) secured by the original lien and

           - the amount of debt secured by the new lien and not otherwise permitted does not materially exceed the amount of debt refinanced plus any costs incurred to refinance the debt

     In addition, without securing the debt securities as described above, we may issue, assume or guarantee debt that this covenant would otherwise restrict in a total principal amount that, when added to all of our other outstanding debt that this covenant would otherwise restrict and the total amount of Attributable Debt outstanding for Sale/Leaseback Transactions, does not exceed a "basket" equal to 10% of Consolidated Net Tangible Assets. When calculating this total principal amount, we exclude from the calculation Attributable Debt from Sale/Leaseback Transactions in connection with which we have purchased property or retired or defeased debt as described in clause (b) below under "Limitation on Sale/Leaseback Transactions."

     For these purposes, "debt" includes all notes, bonds, debentures or similar evidences of debt for money borrowed. The following types of transactions do not create "debt" secured by "liens" within the meaning of this covenant:

          (a) The sale or other transfer of either:

           - oil, gas or other minerals in place for a period of time until, or in an amount such that, the purchaser will realize from those minerals a specified amount of money or a specified amount of those minerals or

           - any other interest in property commonly referred to as a "production payment"

          (b) The mortgage or pledge of our property in favor of the United States, any state of the United States or any department, agency or instrumentality of either, to secure payments under any contract or statute

     Limitation on Sale/Leaseback Transactions

     We have agreed that we will enter into a Sale/Leaseback Transaction only if at least one of the following applies:

          (a) We could incur debt in a principal amount equal to the Attributable Debt for that Sale/ Leaseback Transaction and, without violating the "Limitation on Liens" covenant, could secure that debt by a lien on the property to be leased without equally and ratably securing the debt securities.

          (b) Within the period beginning six months before the closing of the Sale/Leaseback Transaction and ending six months after the closing, we apply the net proceeds of the Sale/Leaseback Transaction either:

           - to the voluntary defeasance or retirement of any debt securities or Funded Debt or

           - to the acquisition, exploration, drilling, development, construction, improvement or expansion of one or more Principal Properties

     Any amount of the net proceeds we do not apply for these purposes will be subject to the limitation described in (a). For purposes of these calculations, the net proceeds of the Sale/Leaseback Transaction means the net proceeds of the sale or transfer of the property leased in the Sale/ Leaseback Transaction (or, if greater, the fair value of that property at the time of the Sale/ Leaseback Transaction as determined by our board of directors) adjusted to reflect the remaining term of the lease.

     Glossary

     "Attributable Debt" means the present value of the rental payments during the remaining term of the lease included in the Sale/Leaseback Transaction. To determine that present value, we use a discount rate equal to the lease rate of the Sale/Leaseback Transaction. For these purposes, rental payments do not include any amounts we are required to pay for taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights. In the case of any lease that we may terminate by paying a penalty, if the net amount would be reduced if we terminated the lease on the first date that it could be terminated, then this lower net amount will be used.

     "Consolidated Net Tangible Assets" means the total amount of assets (after deducting applicable accumulated depreciation, depletion and amortization and other reserves and other properly deductible items) less

     - all current liabilities (excluding liabilities that are extendable or renewable at our option to a date more than 12 months after the date of calculation and excluding current maturities of long-term debt) and

     - all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets

We will calculate our Consolidated Net Tangible Assets based on our most recent quarterly balance sheet.

     The term "debt" means all notes, bonds, debentures or similar evidences of debt for money borrowed.

     "Funded Debt" means all debt that matures on or is renewable to a date more than one year after the date the debt is incurred.

     "Principal domestic subsidiary" means a subsidiary that has substantially all its assets in the United States and that owns a Principal Property.

     "Principal Property" means any oil or gas producing property located onshore or offshore of the United States or any refinery or manufacturing plant located in the United States. This term excludes any property, refinery or plant that in our Board's opinion is not materially important to the total business conducted by us and our consolidated subsidiaries. This term also excludes any transportation or marketing facilities or assets.

     "Sale/Leaseback Transaction" means any arrangement with anyone under which we lease any Principal Property that we have or will sell or transfer to that person. This term excludes the following:

     - temporary leases for a term of not more than three years

     - intercompany leases between us and one of our subsidiaries or between two or more of our subsidiaries

     - leases of a Principal Property executed by the time of or within 12 months after the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the Principal Property

     - arrangements under any provision of law with an effect similar to the former Section 168(f)(8) of the Internal Revenue Code of 1954

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The indenture generally permits a consolidation or merger between us and another entity. It also permits the sale by us of all or substantially all of our assets. We have agreed, however, that we will consolidate with or merge into any entity or transfer or dispose of all or substantially all of our assets to any entity only if:

     - we are the continuing corporation or

     - if we are not the continuing corporation, the resulting entity is organized and existing under the laws of any United States jurisdiction and assumes the due and punctual payments on the debt securities and the performance of our covenants and obligations under the indenture and the debt securities and

     - in either case, immediately after giving effect to the transaction, no default or event of default would occur and be continuing or would result from the transaction

EVENTS OF DEFAULT

     Unless we inform you otherwise in the prospectus supplement, the following are events of default with respect to a series of debt securities:

     - our failure to pay interest on that series of debt securities for 30 days

     - our failure to pay principal of or any premium on that series of debt securities when due

     - our failure to redeem, purchase or repay debt securities of that series

     - our failure to comply with any of our covenants or agreements in that series of debt securities or the indenture (other than an agreement or covenant that we have included in the indenture solely for the benefit of other series of debt securities) for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of all outstanding debt securities affected by that failure

     - certain events involving bankruptcy, insolvency or reorganization of Conoco Inc.

     - any other event of default provided for that series of debt securities

     A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default or event of default (except in any payment on the debt securities) if the trustee considers it in the interest of the holders of the debt securities to do so.

     If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities affected, voting as one class) may require us to pay the principal of and all accrued and unpaid interest on those debt securities. If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and interest on all the debt securities will become immediately due and payable without any action on the part of the trustee or any holder. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or of all debt securities affected, voting as one class) may in some cases rescind this accelerated payment requirement.

     A holder of a debt security of any series may pursue any remedy under the indenture only if:

     - the holder gives the trustee written notice of a continuing event of default for that series

     - the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy

     - the holder offers to the trustee indemnity reasonably satisfactory to the trustee

     - the trustee fails to act for a period of 60 days after receipt of notice and offer of indemnity and

     - during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request

     This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

     In most cases, holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities affected, voting as one class) may direct the time, method and place of

     - conducting any proceeding for any remedy available to the trustee

     - exercising any trust or power conferred on the trustee not relating to or arising under an event of default

     The indenture requires us to file each year with the trustee a written statement as to our compliance with the covenants contained in the indenture.

MODIFICATION AND WAIVER

     We may amend or supplement the indenture if the holders of a majority in principal amount of the outstanding debt securities of all series affected by the amendment or supplement (acting as one class) consent to it. Without the consent of the holder of each debt security affected, however, no modification may:

     - reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver

     - reduce the rate of or change the time for payment of interest on the debt security

     - reduce the principal of the debt security or change its stated maturity

     - reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed

     - change any obligation to pay additional amounts on the debt security

     - make payments on the debt security payable in currency other than as originally stated in the debt security

     - impair the holder's right to institute suit for the enforcement of any payment on the debt security

     - make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in this provision for modification

     - waive a continuing default or event of default regarding any payment on the debt securities

     We may amend or supplement the indenture or waive any provision of it without the consent of any holders of debt securities in certain circumstances, including

     - to cure any ambiguity, omission, defect or inconsistency

     - to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or asset transfer

     - to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities

     - to provide any security for or guarantees of any series of debt securities

     - to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939

     - to add covenants that would benefit the holders of any debt securities or to surrender any rights we have under the indenture

     - to add events of default with respect to any debt securities

     - to make any change that does not adversely affect any outstanding debt securities of any series in any material respect

     The holders of a majority in principal amount of the outstanding debt securities of any series (or of all debt securities affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

DEFEASANCE

     When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee funds or government securities sufficient to make payments on the debt securities of a series on the dates those payments are due and payable, then, at our option, either of the following will occur:

     - we will be discharged from our obligations with respect to the debt securities of that series ("legal defeasance") or

     - we will no longer have any obligation to comply with the restrictive covenants under the indenture, and the related events of default will no longer apply to us ("covenant defeasance")

     If we defease a series of debt securities, the holders of the debt securities of the series affected will not be entitled to the benefits of the indenture, except for our obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities will also survive.

     Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

GOVERNING LAW

     New York law will govern the indenture and the debt securities.

TRUSTEE

     If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any debt securities only after those holders have offered the trustee indemnity reasonably satisfactory to it.

     The indenture contains limitations on the right of the trustee, if it becomes one of our creditors, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

     We will issue the debt securities in registered form, without interest coupons. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require the payment of any tax or other governmental charge payable for that registration.

     Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

     We have appointed the trustee as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents initially designated by us, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.

     In the case of any redemption, neither the security registrar nor the transfer agent will be required to register the transfer or exchange of any debt security either:

     - during a period beginning 15 business days prior to the mailing of the relevant notice of redemption and ending on the close of business on the day of mailing of such notice or

     - if we have called the debt security for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part

PAYMENT AND PAYING AGENTS

     Unless we inform you otherwise in a prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee. At our option, however, we may make payments by check mailed to the holder's registered address or, with respect to global debt securities, by wire transfer. Unless we inform you otherwise in a prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

     Unless we inform you otherwise in a prospectus supplement, the trustee will be designated as our paying agent for payments on debt securities issued under the indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

     Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent shall pay to us upon written request any money held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

BOOK-ENTRY DEBT SECURITIES

     We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

                              PLAN OF DISTRIBUTION

     We may sell the offered securities in and outside the United States (a) through underwriters or dealers, (b) directly to purchasers or (c) through agents. The prospectus supplement will include the following information:

     - the terms of the offering
     - the names of any underwriters or agents
     - the purchase price of the securities from us
     - the net proceeds to us from the sale of the securities
     - any delayed delivery arrangements
     - any underwriting discounts and other items constituting underwriters' compensation
     - any initial public offering price
     - any discounts or concessions allowed or reallowed or paid to dealers.

SALE THROUGH UNDERWRITERS OR DEALERS

     If we use underwriters in the sale, the underwriters will acquire the debt securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

     If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

DIRECT SALES AND SALES THROUGH AGENTS

     We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

     We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

DELAYED DELIVERY CONTRACTS

     If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

GENERAL INFORMATION

     We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

                                 LEGAL OPINIONS

     R. A. Harrington, our Senior Vice President, Legal, and General Counsel, or another of our lawyers, or Baker & Botts, L.L.P., Houston, Texas, our outside counsel, will issue an opinion about the legality of the offered securities for us. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

                                    EXPERTS


     The financial statements incorporated in this prospectus by reference to the annual report on Form 10-K for the year ended December 31, 1998, as amended on March 12, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth expenses payable by Conoco Inc. (the "Company") in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except the registration fee.


Registration Fee............................................   $1,112,000
Printing and Engraving Expenses.............................       50,000
Legal Fees and Expenses.....................................      100,000
Accounting Fees and Expenses................................       75,000
Fees and Expenses of Trustee and Counsel....................        5,000
Rating Agency Fees..........................................      500,000
Miscellaneous Expenses......................................       58,000
                                                               ----------
          Total.............................................   $1,900,000
                                                               ==========



ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, By-laws, disinterested director vote, stockholder vote, agreement or otherwise.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personably liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or
(iv) for any transaction from which the director derived an improper personal benefit.

     Article 5E(2) of the Company's Certificate of Incorporation provides that no director shall be personally liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of such Article 5E(2) shall not adversely affect any right or protection of a director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. The Company's By-laws provide for indemnification of directors and officers to the maximum extent permitted by Delaware law.

     The Company has entered into indemnification agreements with each of its directors (collectively, "Indemnitees"). Such agreements provide that, to the fullest extent permitted by applicable law, the Company shall indemnify and hold each Indemnitee harmless from and against any and all losses and expenses whatsoever (i) arising out of any event or occurrence related to the fact that such Indemnitee is or was a director or officer of the Company, is or was serving in another capacity with the Company, or by reason of anything done or not done by such Indemnitee in such capacity and (ii) incurred in connection with any threatened, pending or completed legal proceeding.


ITEM 16. EXHIBITS.*

         **4.1           -- Form of Indenture between the Company and the Trustee
                            relating to the debt securities.
           5.1           -- Opinion of Baker & Botts, L.L.P. with respect to legality of debt securities offered hereby.
        **12.1           -- Computation of ratio of earnings to fixed charges.
          23.1           -- Consent of PricewaterhouseCoopers LLP.
          23.2           -- Consent of Baker & Botts, L.L.P. (contained in Exhibit
                            5.1).
        **24.1           -- Powers of Attorney (included on the signature page of the
                            Registration Statement).


------------------------

* The Company will file as an exhibit to a Current Report on Form 8-K (i) any underwriting agreement relating to debt securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, (iii) any required opinion of counsel to the Company as to certain tax matters relative to debt securities offered hereby and (iv) the Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of the Trustee.

** Previously filed.


ITEM 17. UNDERTAKINGS.


     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant reasonably believes that the security-rating requirement pursuant to Transaction Requirement B.2 will be met by the time of sale of the securities registered hereby and certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 23, 1999.


                                          CONOCO INC.

                                          By:     /s/ Robert W. Goldman
                                            ------------------------------------
                                                     Robert W. Goldman
                                            Senior Vice President, Finance, and
                                                  Chief Financial Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON MARCH 23, 1999.


                      SIGNATURE                                             TITLE
                      ---------                                             -----

                          *                              President, Chief Executive Officer and
-----------------------------------------------------    Director
                  Archie W. Dunham

                /s/ Robert W. Goldman                    Senior Vice President, Finance, and Chief
-----------------------------------------------------    Financial Officer
                  Robert W. Goldman

                          *                              Controller
-----------------------------------------------------
                   W. David Welch

                          *                              Chairman of the Board and Director
-----------------------------------------------------
                Edgar S. Woolard, Jr.

                          *                              Director
-----------------------------------------------------
                   Ruth R. Harkin

                          *                              Director
-----------------------------------------------------
                 Frank A. McPherson

                          *                              Director
-----------------------------------------------------
                  Gary M. Pfeiffer

                          *                              Director
-----------------------------------------------------
                  William K. Reilly

                                                         Director
-----------------------------------------------------
                  William R. Rhodes

                          *                              Director
-----------------------------------------------------
                 Franklin A. Thomas

             *By: /s/ Robert W. Goldman
----------------------------------------------------
                  Robert W. Goldman
                  Attorney-in-fact

                                 EXHIBIT INDEX


        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
          *4.1           -- Form of Indenture between the Company and the Trustee
                            relating to the debt securities
           5.1           -- Opinion of Baker & Botts, L.L.P. with respect to legality of debt securities offered hereby
         *12.1           -- Computation of ratio of earnings to fixed charges
          23.1           -- Consent of PricewaterhouseCoopers LLP
          23.2           -- Consent of Baker & Botts, L.L.P. (contained in Exhibit
                            5.1)
         *24.1           -- Powers of Attorney (included on the signature page of the
                            Registration Statement)


---------------


* Previously filed.